EXHIBIT 10.39
CONVERSION AGREEMENT

This Conversion Agreement ("Agreement") is dated this 29th of June, 2012 (the “Effective Date”) by and between DermaStar International, LLC, a limited liability company ("DermaStar"), and Imprimis Pharmaceuticals, Inc., a Delaware corporation, (the "Company").  DermaStar and the Company shall individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, in or around December of 2011, DermaStar purchased, for value, ten (10) shares of Series A Convertible Preferred stock (the “Series A Stock”) from the Company;

WHEREAS, in addition to converting into 7,498,500 Company common shares, the Series A Stock also provides DermaStar with certain rights, privileges and preferences described in the attached Designation (see Exhibit A attached hereto, incorporated herein by reference);

WHEREAS, although DermaStar is not obligated to convert its Series A Stock into Company common shares, and doing so would cause DermaStar to lose such rights, privileges and preferences, the Company believes that the conversion of the Series A Stock would provide the Company with certain benefits that its desires as it attempts to raise capital and execute on its business plan; and

WHEREAS, the DermaStar is willing to convert its Series A Stock into Company common shares and the Company is willing to provide value to DermaStar for such conversion of the Series A Stock, as set forth below.

NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Conversion of the Series A Stock.  DermaStar shall immediately cause the conversion of all of its Series A Stock into Company common shares by providing such notice to the Company transfer agent along with a medallion stamped Series A Stock certificate and instructions regarding the conversion and the related issuance of 7,498,500 Company common shares (the “Conversion”).  As such, DermaStar shall receive from the Company, within 10 business days of the Conversion request, a Company common stock certificate for 7,498,500 common shares, payable in accord with the instructions provided to the Company transfer agent.

2.           Consideration.  For and in consideration of the Conversion, the Company agrees to immediately transmit the sum of two hundred thousand dollars ($200,000) to DermaStar International, LLC.

3.           Confidentiality.  The parties hereto understand and agree that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential, and none of the above shall be disclosed except to the extent required by federal or state law.

4.           Amendment.  This Agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto.  This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

5.           Entire Agreement and Applicable Law.  This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the settlement of claims the parties have against each other.  This Agreement cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith.  This Agreement shall be governed by the laws of the State of California to the extent not preempted by federal law.

6.           Acknowledgments and Assent. The Parties acknowledge that they have been given sufficient time to consider and review this Agreement and that they consulted with an attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.

7.           Severability.  The provisions of this Agreement shall be severable, so that the unenforceability, validity or legality of any one provision shall not affect the enforceability, validity or legality of the remaining provisions hereof.

8.           Joint Drafting.  This Settlement Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one party shall be made solely by virtue of such party allegedly having been the draftsperson of this Settlement Agreement.

9.           Counterparts.  This Agreement may be executed in any one or more counterparts, all of which taken together shall constitute one instrument.

10.         Facsimile Signature.  It is expressly agreed to that the Parties may execute this Agreement via facsimile signature and such facsimile signature pages shall be treated as the originals for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Release and Settlement Agreement as of the date set forth above.

DermaStar International, LLC		Imprimis Pharmaceuticals, Inc.

/s/ Robert Kammer		/s/ Mark L. Baum
By:	Robert Kammer	By:	Mark L. Baum
Its:	Managing Member	Its:	CEO

Imprimis Pharmaceuticals, Inc.

/s/ Dr. Jeff Abrams
		By:	Dr. Jeff Abrams
		Its:	Independent Director

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